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                CONSENT OF FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

         We hereby consent to (i) the use of our opinion letter dated February 1, 1998 to the Board of Directors of Prime Retail, Inc. (the "Company") included as Appendix D to the Joint Consent Solicitation Statement/Prospectus/Information Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and Horizon Group, Inc. and (ii) the references to such opinion in such Joint Consent Solicitation Statement/Prospectus/Information Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:      /s/ William R. Swanson
         __________________________________
         Name:    William R. Swanson
         Title:   Managing Director


April 13, 1998